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[Letterhead of ]

Republic National Bank of New York                             Andrew H. Ross
452 Fifth Avenue                                               Vice President
New York, NY 10018
Telephone 212 525 6407
Fax 212 525 5676

December 15, 1996

Jean Philippe Fragrances, Inc.
Elite Parfums, Ltd.
500 Fifth Avenue
Suite 500
New York, N.Y. 10176

RE: Revolving Credit Agreement dated as of July 15, 1994 (the "Agreement").

Gentlemen,

We have amended the Agreement by extending the Maturity to May 31, 1997. Except as modified herein all terms of the Agreement shall remain in full force and effect. Please indicate your acceptance to this modification by your signatures below.

Very truly yours,

/s/ Andrew H. Ross

Andrew H. Ross
Vice President

ACCEPTED AND AGREED

Jean Philippe Fragrances, Inc.

by: /s/ Russell Greenberg, Executive Vice President

Elite Parfums, Ltd.

by: /s/ Russell Greenberg, Executive Vice President